FOR IMMEDIATE RELEASE

CONTACTS:	James G. Rakes, President & CEO	(540) 951-6236
F. Brad Denardo, Treasurer	(540) 951-6213

NATIONAL BANKSHARES, INC. ANNOUNCES

SEMI-ANNUAL DIVIDEND

BLACKSBURG, VA, NOVEMBER 12, 2008: NATIONAL BANKSHARES, INC. (NASDAQ Capital Market: NKSH) today announced a semi-annual dividend of $0.41 per share, payable on December 1, 2008 to stockholders of record on November 21, 2008. Dividends for 2008 total $0.80 per share, nearly 5.3% higher than the stockholder dividends paid in 2007.

National Bankshares, Inc. is a financial holding company, with headquarters in Blacksburg, Virginia. It is the parent company of the 117 year-old National Bank, which has 26 locations throughout Southwest Virginia. Bankshares’ Chairman, President & CEO James G. Rakes commented, “Our traditional and conservative approach to community banking has served us well in this challenging financial environment. We are pleased to share this year’s increased earnings with our stockholders.”

The Company’s stock trades on the NASDAQ Capital Market under the symbol “NKSH.” Additional information can be found on the Company’s web site at www.nationalbankshares.com.